      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 2003
                                                      REGISTRATION NO. 333-_____

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                NOBLE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CAYMAN ISLANDS                                 98-0366361
  (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

                      13135 SOUTH DAIRY ASHFORD, SUITE 800
                             SUGAR LAND, TEXAS 77478
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

              NOBLE CORPORATION 1992 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (FULL TITLE OF THE PLAN)

                               ROBERT D. CAMPBELL
                       VICE PRESIDENT AND GENERAL COUNSEL
                          NOBLE DRILLING SERVICES INC.
                      13135 SOUTH DAIRY ASHFORD, SUITE 800
                             SUGAR LAND, TEXAS 77478
                                 (281) 276-6100
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS                               PROPOSED MAXIMUM           PROPOSED MAXIMUM
OF SECURITIES TO BE         AMOUNT TO BE         OFFERING PRICE PER         AGGREGATE OFFERING           AMOUNT OF
    REGISTERED             REGISTERED (1)             SHARE (2)                  PRICE (2)            REGISTRATION FEE
-------------------        --------------        ------------------         ------------------        ----------------
ORDINARY SHARES,
PAR VALUE US$0.10
PER SHARE (3)              325,000 SHARES             $ 32.96                $ 10,712,000                  $ 867

----------

(1) PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, SHARES ISSUABLE UPON ANY SPLIT IN SHARES, DIVIDEND IN SHARES OR SIMILAR TRANSACTION WITH RESPECT TO THESE SHARES ARE ALSO BEING REGISTERED HEREUNDER.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE PURSUANT TO RULE 457 (h) ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW SALES PRICES OF THE ORDINARY SHARES REPORTED ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE ON JULY 25, 2003.

(3) THE ORDINARY SHARES BEING REGISTERED INCLUDE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS.

================================================================================

                         EXPLANATORY NOTE AND STATEMENT

         This Registration Statement on Form S-8 is being filed under the Securities Act of 1933, as amended (the "Securities Act"), by Noble Corporation, a Cayman Islands exempted company limited by shares (the "Registrant"), as successor issuer to Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), following a corporate reorganization (the "Reorganization") that became effective on April 30, 2002. The Reorganization was effected through the merger of Noble Cayman Acquisition Corporation, a Delaware corporation, with and into Noble-Delaware with Noble-Delaware surviving as an indirect, wholly owned subsidiary of the Registrant. In the merger, each person holding shares of Noble-Delaware common stock (and related preferred stock purchase rights) immediately before the merger received one ordinary share, par value US$0.10 per share ("Ordinary Shares"), of the Registrant (and related preferred share purchase right) for each share of Noble-Delaware common stock (and related preferred stock purchase right) held by such person. Pursuant to the Reorganization, the Noble Drilling Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors was renamed the "Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors" (the "Plan") and was assumed by the Registrant. Ordinary Shares are currently issuable under the Plan rather than shares of common stock of Noble-Delaware. The Registrant hereby expressly adopts the Registration Statement on Form S-8 (File No. 33-62394) filed by Noble-Delaware with the Securities and Exchange Commission as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The purpose of this Registration Statement is to register an additional 325,000 Ordinary Shares of the Registrant for offer and sale pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which the Registrant has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/A (No.1) dated June 27, 2003 and Form 10-K/A (No.2) dated June 30, 2003;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

         3.    The Registrant's Current Report on Form 8-K dated March 14, 2003;
               and

         4. The description of the ordinary shares of the Registrant, par value US$0.10 per share, contained in the Registrant's Registration Statement on Form 8-A, dated April 25, 2002, as amended by Amendment No. 1 to Form 8-A/A dated March 14, 2003.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Cayman Islands law does not limit the extent to which a company's articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy.

         The Registrant's articles of association provide the following:

         Article 111 of the Registrant's articles of association provides that no Registrant director will be personally liable to the Registrant or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

         Article 112 of the Registrant's articles of association provides that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Article 113 of the Registrant's articles of association provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Any indemnification under Article 112 or Article 113 of the Registrant's articles of association (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 112 or Article 113 of the Registrant's articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the Registrant's members.

         To the extent that a present or former director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 112 or 113 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt by the Registrant of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant under its articles of association or otherwise. Such expenses (including attorneys' fees) incurred by present or former employees or agents of the Registrant other than officers or directors may be so paid upon such terms and conditions, if any, as the Registrant deems appropriate.

         The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of members or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         The Registrant has entered into an indemnity agreement with each of its directors and officers to supplement the indemnification protection available under the Registrant's articles of association referred to above. These indemnity agreements generally provide that the Registrant will indemnify the parties thereto to the fullest extent permitted by law.

         The Registrant also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

         The foregoing summaries are necessarily subject to the complete text of the Registrant's articles of association, indemnity agreements and insurance policy referred to above and are qualified in their entirety by reference thereto.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit
No.                                 Description
---                                 -----------

4.1* Memorandum of Association of Noble Corporation (incorporated by reference to Annex B to the proxy statement/prospectus included in Noble Corporation's Registration Statement on Form S-4
               (Registration No. 333-84278) dated March 13, 2002).

4.2* Articles of Association of Noble Corporation (incorporated by reference to Annex C to the proxy statement/prospectus included in Noble Corporation's Registration Statement on Form S-4
               (Registration No. 333-84278) dated March 13, 2002).

4.3*           Specimen Noble Corporation Ordinary Share certificate
               (incorporated by reference to Exhibit 3.5 of Noble Corporation's
               Registration Statement on Form S-4 (Registration No. 333-84278) dated March 13, 2002).

4.4*           Rights Agreement between Noble Corporation and UMB Bank, N.A., as
               Rights Agent (which includes the Form of Right Certificate as
               Exhibit B thereto) (incorporated by reference to Exhibit 4.1 of Noble Corporation's Registration Statement on Form S-4
               (Registration No. 333-84278) dated March 13, 2002).

4.5*           First Amendment to Rights Agreement between Noble Corporation and
               UMB Bank, N.A., as Rights Agent, dated as of March 12, 2003
               (filed as Exhibit 4.2 to the Registrant's Form 8-K filed on March
               14, 2003 and incorporated herein by reference).

5.1 Opinion of Maples and Calder, regarding the legality of securities to be issued by Noble Corporation.

10.1*          Amendment No. 4 to the Noble Corporation 1992 Nonqualified Stock
               Option Plan for Non-Employee Directors dated as of April 24,
               2003, and composite copy of the Plan through such Amendment
               (filed as Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Maples and Calder (included in Exhibit 5.1).

24.1           Powers of Attorney (included in signature page hereto).

----------

* Incorporated herein by reference as indicated.

ITEM 9. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. James, Barbados, on July 29, 2003.

                                            NOBLE CORPORATION

                                            By: /s/ James C. Day
                                               --------------------------
                                               James C. Day, Chairman and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Each of the undersigned, in his capacity as a director or officer or both, as the case may be, of the Registrant, does hereby appoint James C. Day, Mark A. Jackson and Robert D. Campbell, and each of them severally, his true and lawful attorney or attorneys with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as director, officer or both, as the case may be, of the Registrant, any amendment, including post-effective amendments, including the exhibits thereto and the prospectus or prospectuses referred to therein, and any and all amendments thereto (including post-effective amendments) and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act and any supplement(s) thereto and any and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission and to appear before the Securities and Exchange Commission in connection with any matter relating thereto. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts that said attorneys and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                SIGNATURE                                          TITLE                                 DATE
                ---------                                          -----                                 ----

           /s/ James C. Day                          Chairman and Chief Executive                    July 29, 2003
-------------------------------------                    Officer and Director
             James C. Day                            (Principal Executive Officer
                                                     and Authorized Representative
                                                         in the United States)


         /s/ Mark A. Jackson                         Senior Vice President - Finance,                July 29, 2003
-------------------------------------                     Chief Financial Officer,
           Mark A. Jackson                     Treasurer, Controller and Assistant Secretary
                                                (Principal Financial and Accounting Officer)


        /s/ Michael A. Cawley                                    Director                            July 29, 2003
-------------------------------------
          Michael A. Cawley

        /s/ Lawrence J. Chazen                                   Director                            July 29, 2003
-------------------------------------
          Lawrence J. Chazen

         /s/ Luke R. Corbett                                     Director                            July 29, 2003
-------------------------------------
           Luke R. Corbett

         /s/ Marc E. Leland                                      Director                            July 29, 2003
-------------------------------------
           Marc E. Leland

          /s/ Jack E. Little                                     Director                            July 29, 2003
-------------------------------------
            Jack E. Little

         /s/ William A. Sears                                    Director                            July 29, 2003
-------------------------------------
           William A. Sears

                                INDEX TO EXHIBITS

Exhibit
No.                                 Description
---                                 -----------

4.1* Memorandum of Association of Noble Corporation (incorporated by reference to Annex B to the proxy statement/prospectus included in Noble Corporation's Registration Statement on Form S-4
               (Registration No. 333-84278) dated March 13, 2002).

4.2* Articles of Association of Noble Corporation (incorporated by reference to Annex C to the proxy statement/prospectus included in Noble Corporation's Registration Statement on Form S-4
               (Registration No. 333-84278) dated March 13, 2002).

4.3*           Specimen Noble Corporation Ordinary Share certificate
               (incorporated by reference to Exhibit 3.5 of Noble Corporation's
               Registration Statement on Form S-4 (Registration No. 333-84278) dated March 13, 2002).

4.4*           Rights Agreement between Noble Corporation and UMB Bank, N.A., as
               Rights Agent (which includes the Form of Right Certificate as
               Exhibit B thereto) (incorporated by reference to Exhibit 4.1 of Noble Corporation's Registration Statement on Form S-4
               (Registration No. 333-84278) dated March 13, 2002).

4.5*           First Amendment to Rights Agreement between Noble Corporation and
               UMB Bank, N.A., as Rights Agent, dated as of March 12, 2003
               (filed as Exhibit 4.2 to the Registrant's Form 8-K filed on March
               14, 2003 and incorporated herein by reference).

5.1 Opinion of Maples and Calder, regarding the legality of securities to be issued by Noble Corporation.

10.1*          Amendment No. 4 to the Noble Corporation 1992 Nonqualified Stock
               Option Plan for Non-Employee Directors dated as of April 24,
               2003, and composite copy of the Plan through such Amendment
               (filed as Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Maples and Calder (included in Exhibit 5.1).

24.1           Powers of Attorney (included in signature page hereto).

----------

* Incorporated herein by reference as indicated.